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EXHIBIT 4.3

CREDIT SUISSE                                                                                   CREDIT SUISSE INTERNATIONAL

                                                                                                                                    One Cabot Square,       Telephone 020 7888 8888
                                                                                                                                    London E14 4QJ                www.credit-suisse.com

26 July 2006

Deutsche Bank National Trust Company,

not in its individual capacity but solely as

Supplemental Interest Trustee on behalf of

the Long Beach Mortgage Loan Supplemental

Interest Trust 2006-6

External ID: 53137454N3

______________________________________________________________________________

Dear Sir/Madam

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction").  This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means Deutsche Bank National Trust Company, not in its individual capacity but solely as Supplemental Interest Trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement in respect of the Long Beach Mortgage Loan Trust 2006-6, dated as of July 1, 2006 (the "Long Beach Mortgage Loan Supplemental Interest Trust 2006-6")

1.             The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

                This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 25 August 2006 as amended and supplemented from time to time (the "Agreement"), between you and us.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

                CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.             The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 1,358,035,102, subject to amortisation as set out in the Additional Terms attached hereto.
Trade Date:	18 July 2006
Effective Date:	25 August 2006
Termination Date:	25 July 2011, subject to adjustment in accordance with the Following Business Day Convention
Fixed Amounts:
Fixed Rate Payer:	Counterparty
Fixed Rate Payer Payment Dates:

The 25th day of each month commencing on 25 September 2006, and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Following Business Day Convention, using No Adjustment for Period End Dates

Fixed Rate:	5.502%
Fixed Rate Day Count Fraction:	30/360
Floating Amounts:
Floating Rate Payer:	CSIN
Floating Rate Payer Payment Dates:

The 25th day of each month commencing on 25 September 2006, and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Following Business Day Convention, using No Adjustment for Period End Dates

Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 month
Spread:	None
Floating Rate Day Count Fraction:	30/360
Reset Dates:	The first day of each Calculation Period
Compounding:	Inapplicable
Business Day:

The States of California, Delaware, New York and Washington or if the Counterparty gives Provider notice of the change in the principal corporate trust office of the Counterparty in accordance with the PSA, the city in which the principal corporate trust office of the Counterparty is located

Calculation Agent:	CSIN

3. Account Details:
Payments to CSIN:	As advised separately in writing
Payments to Counterparty:	Deutsche Bank Trust Company
ABA 021-001-033
A/C # 01419663
A/C Name NYLTD Funds Control - Stars West
Ref: LB0606
Attn: Manuel Rivas- Long Beach 2006-6 Swap

Trustee Capacity:

It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Counterparty not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the PSA, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Counterparty but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of Counterparty, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Counterparty be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Confirmation or any other related documents as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the PSA.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to Counterparty on request.

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent"), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date scheduled to occur on:	Notional Amount:
25-September-2006	USD 1,358,035,102.00
25-October-2006	USD 1,341,882,950.00
25-November-2006	USD 1,341,482,786.00
25-December-2006	USD 1,340,826,276.00
25-January-2007	USD 1,340,739,607.00
25-February-2007	USD 1,340,622,505.00
25-March-2007	USD 1,340,555,902.00
25-April-2007	USD 1,340,054,329.00
25-May-2007	USD 1,338,164,401.00
25-June-2007	USD 1,290,509,546.00
25-July-2007	USD 1,226,067,725.00
25-August-2007	USD 1,160,936,186.00
25-September-2007	USD 1,097,556,713.00
25-October-2007	USD 1,038,419,170.00
25-November-2007	USD 983,102,950.00
25-December-2007	USD 931,240,848.00
25-January-2008	USD 884,828,372.00
25-February-2008	USD 842,168,661.00
25-March-2008	USD 803,099,807.00
25-April-2008	USD 767,249,585.00
25-May-2008	USD 734,294,331.00
25-June-2008	USD 332,131,969.00
25-July-2008	USD 329,285,826.00
25-August-2008	USD 325,149,834.00
25-September-2008	USD 321,825,478.00
25-October-2008	USD 321,054,207.00
25-November-2008	USD 318,284,357.00
25-December-2008	USD 315,319,452.00
25-January-2009	USD 312,340,984.00
25-February-2009	USD 311,219,873.00
25-March-2009	USD 310,119,660.00
25-April-2009	USD 308,348,947.00
25-May-2009	USD 307,183,547.00
25-June-2009	USD 306,301,987.00
25-July-2009	USD 296,714,972.00
25-August-2009	USD 294,751,548.00
25-September-2009	USD 279,553,578.00
25-October-2009	USD 262,075,160.00
25-November-2009	USD 245,619,882.00
25-December-2009	USD 230,130,565.00
25-January-2010	USD 215,530,374.00
25-February-2010	USD 202,191,132.00
25-March-2010	USD 189,547,094.00
25-April-2010	USD 178,570,882.00
25-May-2010	USD 168,149,968.00
25-June-2010	USD 158,286,432.00
25-July-2010	USD 148,842,723.00
25-August-2010	USD 138,253,636.00
25-September-2010	USD 128,343,328.00
25-October-2010	USD 118,973,239.00
25-November-2010	USD 110,402,646.00
25-December-2010	USD 102,551,997.00
25-January-2011	USD 95,215,791.00
25-February-2011	USD 87,826,782.00
25-March-2011	USD 81,240,505.00
25-April-2011	USD 75,301,403.00
25-May-2011	USD 69,866,734.00
25-June-2011	USD 65,086,395.00
25-July-2011	USD 61,463,072.00

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours faithfully, Credit Suisse International By: /s/ Carole Villoresi Name: Carole Villoresi Title: Authorized Signatory

Confirmed as of the date first written above:

Deutsche Bank National Trust Company,

not in its individual capacity but solely as

Supplemental Interest Trustee on behalf

of the Long Beach Mortgage Loan

Supplemental Interest Trust 2006-6

By: /s/ Ronaldo Reyes

       Name: Ronaldo Reyes

       Title: Vice President

By: /s/ Eiko Akiyama

       Name: Eiko Akiyama

       Title: Associate

External ID: 53137454N3                                                                                                                             Registered Office as above

                                                                                                            Registered with unlimited liability in England under No. 2500199
                                                                                                                  Authorised and Regulated by the Financial Services Authority
                                                                                                                                                                       VAT No: GB 447 0737 41

 (Multicurrency-Cross Border)

ISDA(R)

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of June 15, 2006

CREDIT SUISSE INTERNATIONAL
("Party A")	and
Deutsche Bank National Trust Company, not in its individual capacity but solely as Supplemental Interest Trustee on behalf of Long Beach Mortgage Loan Supplemental Interest Trust 2006-6
("Party B")

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.                   Interpretation

(a)                 Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)                 Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)                 Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.                   Obligations

(a)                 General Conditions.

(i)       Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)     Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)    Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CREDIT SUISSE INTERNATIONAL	Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee on behalf of Long Beach Mortgage Loan Supplemental Interest Trust 2006-6
By: /s/ Carole Villoresi Name: Carole Villoresi Title: Authorized Signatory	By: /s/ Ronaldo Reyes Name: Ronaldo Reyes Title: Vice President
By: /s/ Louis J. Impellizeri Name: Louis J. Impellizeri Title: Authorized Signatory	By: /s/ Eiko Akiyama Name: Eiko Akiyama Title: Associate

                                                                                                                                                          Rate Swap Schedule

SCHEDULE

to the

Master Agreement

dated as of July 26, 2006

between

CREDIT SUISSE INTERNATIONAL	and	Deutsche Bank National Trust Company, not in its individual capacity but solely as Supplemental Interest Trustee on behalf of Long Beach Mortgage Loan Supplemental Interest Trust 2006-6
_______________________________________ ("Party A")		_________________________________________ ("Party B")

Part 1

Termination Provisions.

(a)   "Specified Entity" means in relation to Party A for the purpose of:

                Section 5(a)(v),     Not applicable

                Section 5(a)(vi),    Not applicable

                Section 5(a)(vii),   Not applicable

                Section 5(b)(iv),    Not applicable

and in relation to Party B for the purpose of:

                Section 5(a)(v),     Not applicable

                Section 5(a)(vi),    Not applicable

                Section 5(a)(vii),   Not applicable

                Section 5(b)(iv),    Not applicable

(b)   "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c)   Certain Events of Default.  The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in Section 14 is deemed to be modified accordingly:

        Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B.

        Section 5(a)(ii) (Breach of Agreement) will not apply to Party A or Party B.

        Section 5(a)(iii) (Credit Support Default) will not apply to Party A or Party B.

        Section 5(a)(iv) (Misrepresentation) will not apply to Party A or Party B.

        Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.

        Section 5(a)(vi) (Cross Default) will not apply to Party A or Party B.

        Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B; provided that clause (2) thereof shall not apply to Party B.

        Section 5(a)(viii) (Merger without Assumption) will apply to Party A and will not apply to Party B.

(d)   Termination Events.  The following Termination Events will apply to the parties as specified below:

        Section 5(b)(i) (Illegality) will apply to Party A and Party B.

        Section 5(b)(ii) (Tax Event) will apply to Party A and Party B.

        Section 5(b)(iii) (Tax Event upon Merger) will apply to Party A and will not apply to Party B.

        Section 5(b)(iv) (Credit Event upon Merger) will not apply to Party A or Party B.

(e)   The "Automatic Early Termination" provision of Section 6(a) of this Agreement will not apply to Party A or Party B.

(f)    Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)    Loss will apply.

(ii)   The Second Method will apply.

(g)   "Termination Currency" means United States Dollars.

(h)   Additional Termination Events.  The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):

(i)    Party A fails to comply with the Downgrade Provisions as set forth in Part 5(b).  For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(i).

(ii)   The Pooling and Servicing Agreement dated as of July 1, 2006 among Long Beach Securities Corp. as Depositor, Washington Mutual Bank as Seller and Master Servicer and Deutsche Bank National Trust Company as Trustee for the trust and Supplemental Interest Trustee (the "Trustee") for the Supplemental Interest Trust (the "Trust") as amended and supplemented from time to time (the "PSA") or other transaction document is amended or modified without the prior written consent of Party A, where such consent is required under the terms of the PSA.

(iii)  The Trust is terminated pursuant to PSA.

(iv)  The deposit of the Termination Price by the Terminator with the Trust pursuant to Section 9.01 of the PSA on a date that is no later than the Determination Date in the month immediately preceding the Distribution Date in which the Certificates will be retired; provided that the Early Termination Date may not occur until a date that is no earlier than the Business Day after the Distribution Date falling in the month immediately preceding the Distribution Date on which the Certificates will be retired pursuant to Section 9.01 of the PSA.

Part 2

Tax Representations.

(a)   Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)   Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

(i)       Party A makes the following representation to Party B:

(A)     Party A is entering into each Transaction in the ordinary course of its trade as, and is, a recognized UK bank as defined in Section 840A of the UK Income and Corporation Taxes Act of 1988.

(B)      Party A has been approved as a Withholding Foreign Partnership by the US Internal Revenue Service.

(C)      Party A's Withholding Foreign Partnership Employer Identification Number is 98-0330001.

(D)      Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the Internal Revenue Code.

(ii)     Party B makes no representations for the purpose of Section 3(f) of this Agreement.

Part 3

Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)   Tax forms, documents or certificates to be delivered are:   None

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A

Certified copies of the charter and by laws of such party (or a resolution containing excerpts of such party's by laws), and of the resolutions of the board of directors of such party, or other applicable document, authorizing the execution and delivery of this Agreement and each Confirmation by such party.

		At or promptly following the execution and delivery of this Agreement.	Yes
Party A and Party B	Evidence reasonably satisfactory to the other party as to the names, true signatures and authority of the officers or officials signing this Agreement or any Confirmation on its behalf.	Upon execution of this Agreement.	Yes
Party A and B	An opinion of counsel to such party relating to the enforceability of this Agreement reasonably satisfactory in form and substance to the other party.	Concurrently with the execution and delivery of the Confirmation unless previously delivered and still in full force and effect.	No
Party B	An executed copy of the PSA.	Within 30 days after the date of this Agreement.	Yes

Part 4.

Miscellaneous.

(a)   Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

Party A:

      (1)     Address for notices or communications to Party A (other than by facsimile):

Address:	One Cabot Square	Attention:	(1) Head of Credit Risk Management;
	London E14 4QJ England		(2) Managing Director - Operations Department;
			(3) Managing Director - Legal Department

Telex No.:	264521	Answerback:	CSI G

(For all purposes.)

      (2)     For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):

Facsimile No.:                   44 20 7888 2686

Attention:                          Managing Director - Legal Department

Telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028

Designated responsible employee for the purposes of Section 12(a)(iii):  Senior Legal Secretary

Party B:          Deutsche Bank National Trust Company, not in its individual capacity but solely as Supplemental Interest Trustee on behalf of Long Beach Mortgage Loan Supplemental Interest Trust 2006-6

1761 East St. Andrew Place,

Santa Ana,

California 92705-4934

Attention: Long Beach Mortgage Loan Trust 2006-6

(b)   Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Attention:              General Counsel

                                Legal and Compliance Department

Party B appoints as its Process Agent:  Not applicable.

(c)   Offices. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Party A.

(f)    Credit Support Document. Credit Support Document means

With respect to Party A:  The Credit Support Annex .

With respect to Party B:  The PSA.

(g)   Credit Support Provider.

Credit Support Provider means in relation to Party A:  Not applicable.

Credit Support Provider means in relation to Party B:  Not applicable.

(h)   Governing Law. This Agreement and, to the fullest extent permitted by applicable law, all matters arising out of or relating in any way to this Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligation Law Sections 5-1401 and 5-1402).

(i)    Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.

(j)    "Affiliate."  Affiliate will have the meaning specified in section 14, provided that Party B shall be deemed to have no Affiliates.

Part 5.

Other Provisions.

(a)   Definitions.

Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the PSA.  In the event of any inconsistency between the terms of this Agreement and the terms of the PSA, this Agreement will govern.

(b)   Downgrade Provisions.

(1)   It shall be a "Collateralization Event" if (A) (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A1" by Moody's Investors Service, Inc. ("Moody's") or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) and (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "P‑1" by Moody's or are rated "P‑1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C)  either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "A‑1" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or (ii) if Party A does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A+" by S&P or (D) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A" by Fitch, Inc. ("Fitch", and together with S&P and Moody's, the "Rating Agencies") or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "F-1" by Fitch.  For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Collateralization Event, this Agreement and each Transaction hereunder shall continue to qualify as a Swap Agreement for purposes of the distribution priorities in Article IV of the PSA.  Within 30 days from the date a Collateralization Event has occurred and so long as such Collateralization Event is continuing, Party A shall, at its own expense, and subject to satisfaction of the Rating Agency Condition either (i) pursuant to the terms of the Credit Support Annex to this Agreement, post collateral to Party B in an amount sufficient to restore to the levels that existed immediately prior to the Collateralization Event the ratings of any Certificates then rated by the Rating Agencies, (ii) furnish a guarantee of Party A's obligations under this Agreement from a guarantor with a long-term credit rating greater than or equal to "A+" by S&P and "Aa3" by Moody's, or (iii) obtain a substitute counterparty that (a) satisfies the Hedge Counterparty Ratings Requirement (as defined herein) and (b) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, provided that such substitute counterparty, as of the date of such assumption or replacement, must not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement must not lead to a termination event or event of default occurring in respect of the new transactions, as applicable.  To the extent that Party A elects or is required to post collateral pursuant to this Part 5(b)(1), Party A shall deliver to each applicable Rating Agency within thirty (30) calendar days of the occurrence of such Collateralization Event an opinion satisfactory to the Rating Agency as to the enforceability of the Credit Support Annex and which confirms that, notwithstanding the commencement of a case under the Bankruptcy Code with respect to Party A, the collateral will (a) be available to meet swap obligations notwithstanding the automatic stay and (b) if delivered pre-bankruptcy, will not be subject to recovery as preferences or constructive fraudulent conveyances, in each case subject to standard qualifications and assumptions.

(2)   It shall be a ratings event (a "Ratings Event") if at any time after the date hereof Party A shall fail to satisfy the Hedge Counterparty Ratings Threshold.  "Hedge Counterparty Ratings Threshold" shall mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "BBB-" by S&P, (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "A3" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated at least "P‑2" by Moody's (and such rating is not on watch for possible downgrade), and (C) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "BBB+" by Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated at least "F2" by Fitch.  For the avoidance of all doubts, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Ratings Event, this Agreement and each Transaction hereunder shall continue to qualify as a Swap Agreement for purposes of the distribution priorities in Section 4.01 of the PSA.

(3)   Following a Ratings Event, Party A shall take the following actions:

(a)   Within 30 days (or, in the case of a failure to meet the requirements of subparagraph (A) of the definition of "Hedge Counterparty Ratings Threshold", within 10 Business Days) of the Ratings Event, Party A, at its sole expense, shall (i) obtain a substitute counterparty that (A) satisfies the Rating Agency Condition, (B) satisfies the Hedge Counterparty Ratings Requirement and (C) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, provided that such substitute counterparty, as of the date of such assumption or replacement, must not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement must not lead to a termination event or event of default occurring in respect of the new transactions, as applicable, or (ii) furnish a guarantee of Party A's obligations under this Agreement from a guarantor that (A) satisfies the Hedge Counterparty Ratings Requirement and (B) satisfies the Rating Agency Condition, or (iii) take such other action that satisfies the Rating Agency Condition.  Notwithstanding anything contained herein to the contrary, if Party A is required to transfer its rights and obligations under this Agreement pursuant to this Part 5(b)(3) as a result of a rating issued by S&P, Party A shall, at all times prior to such transfer, be required to post collateral in accordance with (i) the terms of the Credit Support Annex to this Agreement or (ii) an agreement with Party B providing for the posting of collateral, which agreement shall satisfy the Rating Agency Condition specified in Part 5(n) below and require Party A to post the required collateral.

"Hedge Counterparty Ratings Requirement" shall mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the substitute counterparty are rated at least "A‑1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the substitute counterparty are rated at least "A+" by S&P, (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "P‑1" by Moody's (and if rated "P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty does not have a short-term debt rating from Moody's, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade), and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A" by Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "F1" by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

(c)   Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

(vi)        Eligible Contract Participant. It is an "eligible contract participant" as defined in section 1a(12) of the U.S. Commodity Exchange Act.

(vii)       Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

(viii)      Relationship between Party A and Party B. Subject as provided in Part 5(g), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)           Principal. Party A is acting as principal and not as agent when entering into this Agreement and each Transaction.  Party B is acting not in its individual capacity but solely as Trustee on behalf of Long Beach Mortgage Loan Supplemental Interest Trust 2006-6.

(2)           Non-Reliance. Party A is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary.  Party B is acting not in its individual capacity but solely as Trustee on behalf of Long Beach Mortgage Loan Supplemental Interest Trust 2006-6. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(3)           Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

(4)           Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d)   Section 1(c).  For purposes of Section 1(c) of the Agreement, the Transaction with External ID: [_________] shall be the sole Transaction under the Agreement.

(e)   Transfer.  Section 7 is hereby amended to read in its entirety as follows:

Except as stated under Section 6(b)(ii), provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies of such transfer, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer this Agreement to any Person that is an office, branch or affiliate of Party A (any such Person, office, branch or affiliate, a Transferee) on at least five Business Days' prior written notice to Party B; provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer.  Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer.  Notwithstanding the foregoing, no such transfer shall be made unless the transferring party obtains a written acknowledgment from each of the Rating Agencies that, notwithstanding such transfer, the then-current ratings of the Certificates will not be reduced or withdrawn, provided, however, that this provision shall not apply to any transfer that is made pursuant to the provisions of Part 5(b) of this Agreement.

Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

In addition, Party A may transfer this Agreement without the prior written consent of the Trustee on behalf of Party B but with prior written notice to S&P, to an Affiliate of Party A that satisfies the Hedge Counterparty Rating Requirements or that has furnished a guarantee, subject to S&P Ratings Condition, of the obligations under this Agreement from a guarantor that satisfies the Hedge Counterparty Rating Requirements; provided that satisfaction of the S&P Ratings Condition will be required unless such transfer is in connection with the assignment and assumption of this Agreement by such an Affiliate without modification of its terms, other than the following terms: party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of such an Affiliate the substitute counterparty of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide written notice to S&P with respect thereto).

(f)    Trustee Capacity.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Trustee not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the PSA, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the PSA.

(g)   Additional Representations.

        Party B represents that:

(i)    Status.  The Trustee is trustee of the Trust under the PSA.  It is a national banking association validly existing under the laws of the United States; and

(ii)   Powers. In its capacity as trustee of the Trust, the Trustee has power under the PSA to execute this Agreement and any other documentation relating to this Agreement that the Trustee is executing and delivering on behalf of the Trust, to deliver this Agreement and any other documentation relating to this Agreement that it is required to execute and deliver and to perform the obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) under any Credit Support Document to which the Trustee on behalf of the Trust is party and has taken all necessary action to authorize such execution, delivery and performance.

(h)   Proceedings.  Without impairing any right afforded to it under the PSA as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following indefeasible payment in full of the Certificates.  Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

(i)    Change of Account.  Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

"to another account in the same legal and tax jurisdiction as the original account"

(j)    Pooling and Servicing Agreement.  Party B will provide at least ten days' prior written notice to Party A of any proposed amendment or modification to the PSA and Party B will obtain the prior written consent of Party A to any such amendment or modification, where such consent is required under the terms of the PSA.

(k)   Set-off.  Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement.  The provisions for set-off set forth in Section 6(e) of this Agreement shall not apply for purposes of this Transaction.

(l)    Notice of Certain Events or Circumstances.  Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)  Regarding Party A.  Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for:  (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the PSA, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided by Party A for purposes of the disclosure document relating to the Offered Certificates); (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(n)   Rating Agency Condition.  Without prejudice to Section 9 of this Agreement, this Agreement will not be amended unless the Rating Agency Condition is satisfied with respect to such amendment.  "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of S&P, Fitch and Moody's then providing a rating of the Class A Certificates and the Mezzanine Certificates and receive a prior written confirmation from each of the Rating Agencies that S&P, Moody's or Fitch will not downgrade or withdraw its then-current ratings of any outstanding Class A Certificates and the Mezzanine Certificates.

(o)   Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-" and (ii) deleting the final paragraph thereof.

(p)   Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(q)   Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel.

(r)    Independent Reliance.  The parties agree to amend Section 3 of this Agreement by the addition of the following provision at the end thereof and marked as subsection (g).

"(g)     Independent Reliance.   Party A is entering into this Agreement and will enter into each Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party.  Party B is entering into this Agreement and will enter into each Transaction in reliance upon the direction of the Depositor and not upon any view expressed by the other party."

(s)   Escrow Payments.  If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow.  In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow.  The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(t)    Method of Notice.  Section 12(a)(ii) of this Agreement is deleted in its entirety.

(u)   USA PATRIOT Act Notice.  Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

(v)   Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date specified on the first page hereof.

CREDIT SUISSE INTERNATIONAL	Deutsche Bank National Trust Company, not in its individual capacity but solely as Supplemental Interest Trustee on behalf of Long Beach Mortgage Loan Supplemental Interest Trust 2006-6
By: /s/ Carole Villoresi Name: Carole Villoresi Title: Authorized Signatory	By: /s/ Ronaldo Reyes Name: Ronaldo Reyes Title: Vice President
By: /s/ Louis J. Impellizeri Name: Louis J. Impellizeri Title: Authorized Signatory	By: /s/ Eiko Akiyama Name: Eiko Akiyama Title: Associate

CSA

Elections and Variables
to the ISDA Credit Support Annex
dated as of July 26, 2006
between

CREDIT SUISSE INTERNATIONAL	and

Deutsche Bank National Trust Company, not in its individual capacity but solely as Supplemental Interest Trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement in respect of the Long Beach Mortgage Loan Trust 2006-6, dated as of July 1, 2006 (the "Long Beach Mortgage Loan Supplemental Interest Trust 2006-6")

_______________________________________ ("Party A")		_________________________________________ ("Party B")

Paragraph 13.

(a)           Security Interest for "Obligations".

                The term "Obligations" as used in this Annex includes the following additional obligations:

                With respect to Party A:     None.

                With respect to Party B:     None.

(b)           Credit Support Obligations.

                (i)            Delivery Amount, Return Amount and Credit Support Amount.

                                (A)          "Delivery Amount" has the meaning specified in Paragraph 3(a), except that the words "upon a demand made by the Secured Party" shall be deleted and the word "that" on the second line of Paragraph 3(a) shall be replaced with the word "a".  Paragraph 4(b) is hereby amended by the insertion of the words "(i) in respect of a Transfer pursuant to Paragraph 3(b)," immediately prior to the words "if a demand for" and the insertion of the words "; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Local Business Day following the Valuation Date" immediately prior to the period.

                                (B)           "Return Amount" has the meaning specified in Paragraph 3(b).

                                (C)           "Credit Support Amount" for a Valuation Date shall mean one of the following depending on whether or not the specified events have occurred on such Valuation Date:-

(i)            if a Collateralization Event has not occurred, or has occurred but is not continuing, "Credit Support Amount" shall mean zero (0);

(ii)           if a Ratings Event has occurred and is continuing or a Collateralization Event has occurred other than pursuant to Part 5(b)(1)(C) and is continuing, "Credit Support Amount" shall mean an amount in USD equal to the greater of (a) the Secured Party's Exposure and (b) an amount equal to the Floating Amount payable by Party A pursuant to the Transaction in respect of the first Floating Rate Payer Payment Date scheduled to occur on or after the date on which the Delivery Amount as a result of such Collateralization Event is due;

                (iii)          if a Collateralization Event has occurred pursuant to Part 5(b)(1)(C) and is continuing, "Credit Support Amount" shall mean an amount in USD equal to the greater of (a) the sum of (i) Party B's Exposure and (ii) the Notional Volatility Buffer and (b) zero.  "Notional Volatility Buffer", as determined by the Valuation Agent for any date, means the product of (i) the Notional Amount of the Transaction on such date, (ii) the Payment Factor, and (iii) the Volatility Buffer Percentage for such date as set out in the table below on such date,

Party A S&P Rating on such date	Volatility Buffer Percentage

S&P S-T Rating of A-1 or above	0.00%
S&P S-T Rating of A-2	3.25%
S&P S-T Rating of A-3	4.00%
S&P L-T Rating of BB+ or lower	4.50%

L-T Rating means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Person.

S-T Rating means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Person.

Payment Factor means 1.

                (ii)           Eligible Collateral.  On any date, the following items will qualify as "Eligible Collateral" for  Party A:

		Valuation Percentage
(A)	Cash	100%
(B)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 1 year	98.0%
(C)	coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years	93.8%
(D)	coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years	90.3%

                (iii)          Other Eligible Support.  None.

                (iv)          Thresholds.

                                (A)          "Independent Amount" means with respect to Party A:  Not applicable.

                                                "Independent Amount" means with respect to Party B:  Not applicable.

                                (B)           "Threshold" means with respect to Party A and Party B:  Not applicable.

                                (C)           "Minimum Transfer Amount" means with respect to Party A:  $50,000.

                                                "Minimum Transfer Amount" means with respect to Party B:  Not applicable.

                                (D)          Rounding  The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $1,000, provided that this "Rounding" provision shall not apply in respect of any Return Amount payable in respect of any date on which Party B's Exposure is less than or equal to zero.

(c)           Valuation and Timing.

                (i)            "Valuation Agent" means Party A.  Calculations by Party A will be made by reference to commonly accepted market sources.

                (ii)           "Valuation Date" means,

                                (A)      in the event that (1) no Collateralization Event has occurred, or has occurred but is not continuing, (2) a Collateralization Event has occurred other than pursuant to Part 5(b)(1)(C) and is continuing, or (3) two or more Collateralization Events have occurred pursuant to Part 5(b)(1)(C) and any other subparagraph of Part 5(b)(1) and are continuing, each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount; and

                                (B)         in the event that a Collateralization Event has occurred solely pursuant to Part 5(b)(1)(C) and is continuing, or a Ratings Event has occurred and Party A has not obtained a substitute counterparty as set forth in Part 5(b)(3) the last Local Business Day of each calendar week.

                (iii)         "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

                (iv)          "Notification Time" means 4:00 p.m., London time, on a Local Business Day.

(d)           Conditions Precedent and Secured Party's Rights and Remedies.

                No events shall constitute a "Specified Condition."

(e)           Substitution.

                (i)            "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

                (ii)           Consent.  The Pledgor must obtain the Secured Party's prior consent to any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days' notice thereof specifying the items of Posted Credit Support intended for substitution.

(f)            Dispute Resolution.

                (i)            "Resolution Time" means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

                (ii)           Value.  For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

                                (A)          with respect to any Cash; the amount thereof; and

                                (B)           with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

                (iii)          Alternative.  The provisions of Paragraph 5 will apply provided the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)           Holding and Using Posted Collateral.

                (i)            Eligibility to Hold Posted Collateral; Custodians:

                              The Supplemental Interest Trust Trustee (as defined in the PSA) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

                (ii)           Use of Posted Collateral.  The provisions of Paragraph 6(c) will not apply to Party B.  Therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii).

(h)           Distributions and Interest Amount.

                (i)            Interest Rate.  The "Interest Rate" will be the annualized rate of return actually achieved on Posted Collateral in the form of Cash during the relevant Interest Period.

                (ii)           Transfer of Interest Amount.  The Transfer of the Interest Amount will be made on any Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), provided that such Interest Amount has been received prior thereto.

                (iii)          Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply.

(i)            Additional Representation(s).

                There are no additional representations by either party.

(j)            Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

                (i)  shall be given to or made at the following addresses:

                If to Party A:

                                Address:                One Cabot Square

                                                                London E14 4QJ

                                                                England

                                Telephone:            44 20 7888 3083

                                                                Facsimile:  44 20 7883 7987

                                                                Attention:  Collateral Management Unit

                If to Party B:

                                As set forth in Part 4(a) of the Schedule;

               or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph)  to the other party;

                (ii)          shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(k)           Address for Transfers.

                Party A:  To be notified to Party B by Party A at the time of the request for the Transfer.

                Party B:                  U.S. Bank N.A.
                                ABA:  091000022
                                DDA:  173103322058
                                Ref:  CSFBMSC HEMT 2006-3
                                Attn:  Josh Wilkening

(l)            Other Provisions.

                (i)            Additional Definitions

                                As used in this Annex:

                                "Equivalent Collateral" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

                                "Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

                (ii)           Transfer Timing

(a)           Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph:

"Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

(b)           Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

                (iii)          Events of Default

Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

"For the purposes of Section 5(a)(i) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after the notice of that failure is given to that party".

.                (iv)          Return of Fungible Securities

In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

                (v)           Covenants of the Pledgor

So long as the Agreement is in effect, the Pledgor covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Pledgor, except the security interest created hereunder and any security interests or other encumbrances created by the Secured Party; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Secured Party.

                (vi)          No Counterclaim

A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

                (vii)         Holding Collateral

The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(viii)        Security and Performance

Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

(ix)           Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(x)            External Verification of Mark-to-Market Valuations.

Every month after a Collateralization Event has occurred pursuant to Part 5(b)(1)(C) and is continuing, then, unless otherwise agreed in writing with S&P, Party A will verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the highest quotation for a Reference Market-maker, if applicable, for the next Valuation Date; provided, that this Paragraph 13(l)(x) shall only apply to the extent that the Notes outstanding at such time (as defined in the PSA) are rated higher by S&P than the S&P L-T Rating of Party A; and provided further, that Party A shall not seek verification of its determination of Exposure as described above from the same Reference Market-maker more than four times in any twelve-month period.

(xi)           Expenses.

Notwithstanding Paragraph 10(a), the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer costs involved in the Transfer of Eligible Collateral from the Pledgor to the Secured Party (or any agent or custodian for safekeeping of the Secured Party) or from the Secured Party (or any agent or custodian for safekeeping of the Secured Party ) to the Pledgor pursuant to paragraph 4(d).

(xii)          Trustee Capacity.

It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Trustee not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the PSA, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the PSA.

CREDIT SUISSE INTERNATIONAL

Deutsche Bank National Trust Company, not in its individual capacity but solely as Supplemental Interest Trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement in respect of the Long Beach Mortgage Loan Trust 2006-6, dated as of July 1, 2006

By: /s/ Carole Villoresi Name: Carole Villoresi Title: Authorized Signatory	By: /s/ Ronaldo Reyes Name: Ronaldo Reyes Title: Vice President
By: /s/ Louis J. Impellizeri Name: Louis J. Impellizeri Title: Authorized Signatory	By: /s/ Eiko Akiyama Name: Eiko Akiyama Title: Associate